Exhibit 21.1

BEST BUY CO., INC.
SUBSIDIARIES OF THE REGISTRANT AT FEBRUARY 2, 2019*

State or Other Jurisdiction of Incorporation or Organization
BBC Investment Co.	Nevada
BBY Networks, Inc.	Minnesota
BBC Property Co.	Minnesota
Best Buy Stores, L.P. (1)	Virginia
BBY Services, Inc.	Delaware
BestBuy.com, LLC	Virginia
Best Buy Puerto Rico Holdings, LLC	Puerto Rico
Best Buy Stores Puerto Rico, LLC	Puerto Rico
Best Buy Texas.com, LLC	Virginia
Best Buy Warehousing Logistics, Inc.	Delaware
Nichols Distribution, LLC	Minnesota
Magnolia Hi-Fi, LLC (2)	Washington
Pacific Sales Kitchen and Bath Centers, LLC	California
ProTheo III, LLC	Delaware
BBY Holdings International, Inc.	Minnesota
Best Buy China Holdings, Ltd.	Mauritius
Best Buy Shanghai, Ltd.	China
Best Buy Enterprise Services, Inc.	Minnesota
BBY Canada Finance, LLC	Delaware
BBY Solutions, Inc.	Minnesota
Best Buy Canada Ltd. / Magasins Best Buy LTEE (3)	Canada+
Best Buy China Ltd.	Bermuda
Best Buy Purchasing LLC (4)	Minnesota
Partsearch Technologies, Inc.	Delaware
ProTheo, Inc.	Delaware
ProTheo IV, LLC	Delaware
ProTheo V, LLC	Delaware
BBY (Barbados) SRL	Barbados
Best Buy Distributions Limited	United Kingdom
New CPWM Limited	United Kingdom
Oval (2248) Limited	United Kingdom
Best Buy Finance, Inc.	Minnesota
BBY Global Connect (Mauritius I) Ltd.	Mauritius
BBY Global Connect (Mauritius II) Ltd.	Mauritius
BBY (Mauritius I) Ltd.	Mauritius
BBY (Mauritius II) Ltd.	Mauritius
Best Buy China %	China
BBY (Mauritius III) Ltd.	Mauritius
Best Buy (AsiaPacific) Limited	China
Best Buy China UK, LLP	United Kingdom
Best Buy International Finance, S.a.r.l.	Luxembourg
Best Buy Enterprises, S. de R.L. de C.V.	Mexico, Federal District
Best Buy Imports, S. de R.L. de C.V.	Mexico, Federal District
Best Buy Stores, S. de R.L. de C.V.	Mexico, Federal District

ExB Hong Kong Limited	Hong Kong
Global Connect China%	China
Best Buy Mobile (Nanjing) Management Consulting Co., Ltd.	China
CCL Insurance Company	Vermont
CP Gal Richfield, LLC	Delaware
GC Buyer, Inc.	Delaware
GreatCall, Inc.	Delaware
Accessible Wireless, LLC	Delaware
_____________________________________________

*	Indirect subsidiaries are indicated by indentation.

+	Federally chartered

%	China Business Trust

Also doing business as:

(1)
Best Buy Express; Geek Squad; Magnolia Home Theater; Pacific Kitchen and Home Bath Centers; Pacific Kitchen and Home; Pacific Sales; Pacific Sales Kitchen & Bath Centers; Pacific Sales Kitchen and Home; TechLiquidators

(2)	Magnolia Design Center

(3)	Geek Squad

(4)	Pacific Kitchen and Bath Centers; Pacific Sales Kitchen and Home